Exhibit 99.2

ROI Systems, Inc., an S Corporation

Financial Statements for the Year Ended December 31, 2002 and as of June 30, 2003

(Unaudited) and Six Months Ended June 30, 2003 and 2002

(Unaudited) and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Board of Directors

ROI Systems, Inc., an S Corporation

We have audited the accompanying balance sheet of ROI Systems, Inc., an S Corporation (the “Company”) as of December 31, 2002 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Minneapolis, MN

July 25, 2003

ROI SYSTEMS, INC., AN S CORPORATION

BALANCE SHEETS

	December 31, 2002	June 30, 2003
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,299,134	$1,752,528
Short-term marketable securities	1,328,960	1,595,266
Accounts receivable, net of allowance of $35,000 and $40,885 as of December 31, 2003 and June 30, 2003, respectively	5,471,241	2,071,620
Prepaid expenses and other current assets	398,416	474,821

Total current assets	8,497,751	5,894,235

PROPERTY AND EQUIPMENT:
Computers and equipment	1,541,411	1,655,191
Furniture and fixtures	652,756	652,756
Leasehold improvements	184,062	184,063

	2,378,229	2,492,010
Less accumulated depreciation and amortization	1,845,927	2,009,663

Net property and equipment	532,302	482,347

LONG-TERM DEPOSITS	17,335	17,335

LONG-TERM MARKETABLE SECURITIES	244,448	228,867

Total long-term assets	261,783	246,202

TOTAL	$9,291,836	$6,622,784

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$379,513	$163,006
Customer deposits	83,630	384,400
Deferred revenue	2,289,062	1,272,753
Accrued liabilities	1,251,565	608,415
Accrued profit sharing	500,000	—

Total current liabilities	4,503,770	2,428,574

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, no par value; authorized 1,000,000 shares; issued and outstanding 100,000 shares	4	4
Retained earnings	4,788,062	4,194,206

Total shareholder’s equity	4,788,066	4,194,210

TOTAL	$9,291,836	$6,622,784

See accompanying notes to financial statements.

ROI SYSTEMS, INC., AN S CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31,	Six Months Ended June 30,
	2002	2003	2002
		(Unaudited)	(Unaudited)
REVENUE:
Software licenses	$6,546,204	$1,377,691	$1,305,252
Maintenance	9,193,204	4,850,237	4,563,400
Services	7,292,933	4,132,066	3,864,294

Total revenue	23,032,341	10,359,994	9,732,946

COST OF REVENUES:
Software licenses	1,177,811	235,831	206,205
Maintenance	1,908,857	1,066,353	956,545
Services	5,498,611	2,924,428	2,762,501

Total costs of revenues	8,585,279	4,226,612	3,925,251

GROSS PROFIT	14,447,062	6,133,382	5,807,695

OPERATING EXPENSES:
Sales and marketing	8,846,475	3,948,834	3,919,462
Research and development	2,998,297	1,626,404	1,533,185
General and administrative	1,585,314	832,228	790,752

Total operating expenses	13,430,086	6,407,466	6,243,399

INCOME (LOSS) FROM OPERATIONS	1,016,976	(274,084)	(435,704)

OTHER INCOME:
Interest	37,212	24,019	15,018
Miscellaneous	1,340	357	785

	38,552	24,376	15,803

INCOME (LOSS) BEFORE TAXES	1,055,528	(249,708)	(419,901)

STATE INCOME AND FRANCHISE TAXES	15,634	26,648	15,530

NET INCOME (LOSS)	$1,039,894	$(276,356)	$(435,431)

See accompanying notes to financial statements.

ROI SYSTEMS, INC., AN S CORPORATION

STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock		Retained Earnings	Total
	Shares	Amount
BALANCE – DECEMBER 31, 2001	100,000	$4	$4,023,168	$4,023,172

Distribution to shareholders			(275,000)	(275,000)
Net income	—	—	1,039,894	1,039,894

BALANCE – DECEMBER 31, 2002	100,000	$4	$4,788,062	$4,788,066

Distribution to shareholders (unaudited)			(317,500)	(317,500)
Net loss (unaudited)	—	—	(276,356)	(276,356)

BALANCE – JUNE 30, 2003 (unaudited)	100,000	$4	$4,194,206	$4,194,210

See accompanying notes to financial statements.

ROI SYSTEMS, INC., AN S CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2002	Six Months Ended June 30,
		2003	2002
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,039,894	$(276,356)	$(435,431)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	306,227	163,736	150,515
Provision for doubtful accounts	28,625	18,000	18,000
Net change in operating assets and liabilities:
Accounts receivable	(1,716,016)	3,381,621	1,617,375
Prepaid expenses and other	(209,240)	(76,405)	(105,015)
Long term deposits	(17,335)	—	(17,335)
Accounts payable	65,211	(216,507)	(35,881)
Customer deposits	(41,107)	300,770	(61,313)
Deferred revenue	1,203,102	(1,016,309)	(114,750)
Accrued liabilities	477,694	(643,150)	(255,506)
Accrued profit sharing	200,000	(500,000)	(69,876)

Net cash provided by operating activities	1,337,055	1,135,400	690,783

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(1,688,408)	(775,725)	(657,131)
Proceeds from redemption of marketable securities	115,000	525,000	—
Purchases of property and equipment	(229,878)	(113,781)	(123,707)

Net cash used in investing activities	(1,803,286)	(364,506)	(780,838)

CASH FLOWS FROM FINANCING ACTIVITY:
Distributions to shareholders	(275,000)	(317,500)	(137,500)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(741,231)	453,394	(227,555)

CASH AND CASH EQUIVALENTS:
Beginning of year	2,040,365	1,299,134	2,040,365

End of year	$1,299,134	$1,752,528	$1,812,810

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid for:
State income and franchise taxes	$15,634	$26,648	$15,530

See accompanying notes to financial statements.

ROI SYSTEMS, INC., AN S CORPORATION

NOTES TO FINANCIAL STATEMENTS

(June 30, 2003 and 2002 amounts are unaudited)

1.	ORGANIZATION AND BUSINESS

The principal business activity of ROI Systems, Inc., an S Corporation (the “Company”) is the development, marketing, sale, and support of Manage 2000, a software product specifically designed to meet the needs of manufacturers in a variety of industries throughout the United States. Manage 2000 is a complete enterprise resource planning and control system consisting of a family of fully integrated modules that run on market-leading open systems hardware platforms.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Unaudited Financial Information—The information set forth in these financial statements as of June 30, 2003 and for the six months ended June 30, 2003 and 2002 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the information presented herein. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 2002, substantially all cash and equivalents are held by one financial institution in Minneapolis, Minnesota.

Marketable Securities—Investments in debt securities with a remaining maturity of one year or less are classified as short-term marketable securities. Investments in debt securities with a remaining maturity of greater than one year are classified as long-term marketable securities. All investments are classified as held to maturity and recorded at amortized cost as the Company has the ability and positive intent to hold to maturity. At December 31, 2002, amortized cost approximated market value of these investments. The contractual maturities of the marketable securities held at December 31, 2002 are $1,328,960 in 2003 and $244,448 in 2004. The contractual maturities of the marketable securities held at June 30, 2003 are $1,595,266 for the twelve months ended June 30, 2004 and $228,867 thereafter.

Accounts Receivable—The Company’s customers are principally located throughout the United States. The Company grants credit to customers in the normal course of business and receives advance deposits of up to 25% on most software system orders, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of customers.

Property and Equipment—Property and equipment are stated at cost. Additions and major improvements to property are capitalized at cost. Maintenance and repair expenditures are charged to operations as incurred.

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using straight-line methods. Leasehold improvements are amortized over the lives of the respective leases, or the service lives of the improvements, whichever is shorter. Estimated lives are as follows:

Computers and equipment	3 – 5 years
Furniture and fixtures	7 years
Leasehold improvements	3 years

Revenue Recognition—Revenue is derived from software sales, maintenance and support fees, product-specific training, consulting services, and custom programming. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9 modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions, and

Securities and Exchange Commission Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements.

Software license revenue is recognized under SOP 97-2 when (i) persuasive evidence of an arrangement exists, for example, a signed agreement or purchase order, (ii) delivery has occurred, as evidenced by shipping documents and customer acceptance, (iii) the fee is fixed or determinable and payable within twelve months, (iv) collectibility is probable and supported by credit checks or past payment history, and the arrangement does not require services that are essential to the functionality of the software. Maintenance and support fee revenue is recognized ratably over the period to which it relates. Product-specific training and consulting services revenue are recognized in the period the training or consulting services are performed. Custom programming revenue is recognized in the period in which the specific custom programming is delivered on the client’s hardware.

The Company receives cash deposits on a majority of its software sales at the time of the order. These customer deposits are recorded as current liabilities until the related software sales are recognized as revenue.

The Company receives prepayments on a majority of its consulting sales. These prepayments are recorded as deferred revenue until the consulting services are performed.

Software Development Costs—Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, capitalization of computer software development costs is to begin upon the establishment of technological feasibility, limited to the net realizable value of the software product, and ceases when the software product is available for general release to customers.

With the Company’s ongoing product development, the period between achieving technological feasibility and the general availability of the products has been short. Therefore, software costs qualifying for capitalization have been immaterial. Accordingly, software development costs incurred by the Company, which have been charged to research and development expense as incurred, totaled $2,998,297 for 2002 and $1,626,404 and $1,533,185 for the six months ended June 30, 2003 and 2002, respectively.

Warranties—The Company generally warrants the software licensed shall perform in accordance with the software documentation delivered by the Company. The warranty shall remain in effect as long as the customer is utilizing a current release of the software and is not in arrears with payment of license and monthly support fees. The Company exercises judgment in determining its accrued warranty liability. Factors that may affect the warranty liability include historical and anticipated rates of warranty claims, material usage and service delivery costs. Warranty costs incurred have not been material, therefore, no liability has been recorded as of December 31, 2002 or June 30, 2003.

Fair Values of Financial Instruments—Due to their short-term nature, the carrying value of current financial assets and liabilities approximates their fair values.

Accounting Estimates—The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Comprehensive Income—The Company’s net income is equal to comprehensive income as defined in accounting principles generally accepted in the United States of America.

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In July 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and replaces Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee

Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The principal difference between SFAS No. 146 and EITF 94-3 relates to SFAS No. 146’s requirements for the timing of recognizing a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 must be applied prospectively for exit or disposal activities that are initiated after December 31, 2002. SFAS No. 146 also increases the disclosure requirements associated with exit or disposal activities. While the adoption will not affect the Company’s current financial position or results of operations, should the Company initiate exit, disposal, or restructuring activities in the future, the Company would be required to follow this new pronouncement.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN No. 45”). FIN No. 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of the initial recognition and measurement provisions of FIN No. 45 are not anticipated to have a material impact on the Company’s financial position or results of operations. The adoption of the disclosure requirements of FIN No. 45 did not have a material impact on the Company’s financial statements.

Also in August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” This new statement also supersedes certain aspects of Accounting Principles Board (APB) No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from discontinued operations to be reported in discontinued operations in the period incurred (rather than as of the measurement date as presently required by APB No. 30). In addition, more dispositions may qualify for discontinued operations treatment. The Company adopted SFAS No. 144 as of January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the Company’s financial statements.

The Emerging Issues Task Force (EITF) issued EITF 01-14, “Income Statement Characterization of Reimbursements Received for “Out-Of-Pocket Expenses Incurred,” which requires companies to classify certain reimbursements received for out-of-pocket expenses as revenues in the statement of operations. Historically, the Company netted reimbursements received for out-of-pocket expenses against the related expense in the statement of operations. The Company adopted EITF 01-14 on January 1, 2002. The impact of adopting EITF 01-14 was an increase in services revenues and a corresponding increase in cost of revenues of $497,201, $260,147 and $248,600 for the year ended December 31, 2002 and six months ended June 30, 2003, and 2002, respectively. The adoption of EITF 01-14 and the related reclassifications have no impact on the Company’s net income (loss).

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted FIN No. 46 effective February 1, 2003. The adoption did not have a material impact on its financial statements as the Company has no variable interest entities.

In January 2003, the Emerging Issues Task Force (EITF) issued EITF 00-21, “Revenue Arrangements with Multiple Deliverables,” which requires companies to allocate the consideration received on arrangements involving multiple arrangements based on their relative fair values. Further, this EITF requires that the companies consider the revenue recognition criteria separately for each of the deliverables. This EITF is applicable for revenue arrangements entered into in fiscal years beginning after June 15, 2003. Early adoption is permitted. The Company does not anticipate that the adoption of this EITF will have a material impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for fiscal years beginning after June 15, 2002. For most companies, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. SFAS No. 145 also amends SFAS No. 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). In addition, the FASB rescinded SFAS No. 44, which addressed the accounting for intangible assets of motor carriers and made numerous technical corrections. The adoption of SFAS No. 145 did not have a significant impact on the Company’s financial position, results of operations or cash flows.

In April 2003, FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of Statement 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, and (4) amends certain other existing pronouncements, which will collectively result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003. The Company does not believe that the adoption of SFAS 149 will have a material impact on the Company’s financial statements as the Company has not entered into any derivative or hedging transactions.

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

•	a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;
•	a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and
•	a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer’s equity shares, or (3) variations inversely related to changes in the fair value of the issuer’s equity shares.

SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. SFAS 150 is to be implemented by reporting the cumulative effect of a change in accounting principle. The Company does not expect the adoption of SFAS 150 to have a material impact on the Company’s financial statements.

4.	NOTE PAYABLE TO BANK

The Company has a revolving credit note agreement with a bank for cash advances, limited to the lesser of $1,000,000 or 75% of eligible receivables, as defined in the agreement, which expires in August 2003. The note is collateralized by the assets of the Company and is guaranteed by the Company’s shareholders on a pro rata basis proportionate to their ownership of the Company. Interest on borrowings is payable monthly at the bank’s reference rate (effective rate of 4.25% at December 31, 2002 and 4.0% at June 30, 2003). At December 31, 2002 and June 30, 2003, no borrowings were outstanding under this agreement. Under the terms of the agreement, the Company has agreed, among other things, to maintain minimum levels of tangible net worth and certain financial ratios. At December 31, 2002, the Company was in compliance with all covenants, terms and conditions of the agreement. This agreement was terminated effective July 8, 2003 as a result of the sale of the Company as described in the subsequent event footnote, note 9.

5.	INCOME TAXES

The shareholders of the Company have elected Subchapter S status under the Internal Revenue Code and corresponding statutes in seven of the ten states in which it files. Therefore, the Company is not subject to income tax as a regular corporation, and income taxes on the net earnings of the Company are payable personally by the shareholders for federal tax purposes and in the seven states in which it is treated as an S corporation. However, six of the seven states have certain corporate level taxes that are payable regardless of the Company’s Subchapter S status. The remaining three states in which the Company files treat the Company as a regular, taxable corporation.

6.	COMMITMENTS AND CONTINGENCIES

The Company conducts its operations in five facilities leased under operating lease agreements. The agreements provide for monthly payments and expire on various dates through December 2005. Certain lease agreements have optional renewal periods ranging from two to five years. The following is a schedule of future aggregate minimum rental commitments as of December 31, 2002:

Year Ending December 31
2003	$1,188,000
2004	514,000
2005	108,000

Certain of the leases also provide for the payment of taxes and other operating expenses. Total rent expense was approximately $1,350,000 for the year ended December 31, 2002 and $665,000 and $695,000 for the six months ended June 30, 2003 and 2002, respectively.

7.	STOCK REPURCHASE AGREEMENT

The shareholders of the Company have entered into a stock repurchase agreement whereby any shareholder, under either voluntary or involuntary sale of their respective shares, or due to death, disability, or termination must first offer their shares to the Company at a price as defined in the agreement. If the Company elects not to exercise its purchase option, the remaining shareholders may purchase the shares proportionate to their respective holdings at a price as defined in the agreement. This agreement was terminated effective July 8, 2003 as a result of the sale of the Company as described in the subsequent event footnote, note 9.

8.	EMPLOYEE RETIREMENT PLAN

The Company maintains an employee retirement savings (401(k)) and profit sharing plan to which the Company makes matching contributions of 50% of the employee’s voluntary contributions, up to 4%, for a maximum company contribution of 2% of the employee’s eligible compensation. In addition, the Company determines on an annual basis whether to make a discretionary profit sharing contribution. All employees who meet certain employment requirements are eligible to participate in both the matching and discretionary profit sharing contributions. The Company’s contributions vest over six years as defined in the plan. Employee salary deferrals and rollovers are 100% vested at all times. The Company approved discretionary profit sharing contributions of $500,000 for 2002. At June 30, 2003, no amounts had been approved for discretionary profit sharing contributions for 2003 as this determination is not made until the end of the year. The Company’s matching contributions to the plan, charged to operations for the year ended December 31, 2002, were approximately $204,000. The Company’s matching contributions to the plan, charged to operation for the six months ended June 30, 2003 and 2002 were approximately $109,000 and $102,000, respectively.

9.     SUBSEQUENT EVENTS

On May 20, 2003 the Company, on behalf of its owners, entered into a non-binding letter of intent to sell 100% of the outstanding stock of the Company to Epicor Software Corporation for approximately $21 million in cash. The sale closed on July 8, 2003. At the time of the sale the Company had stock issuance agreements in place with certain key executives which provided for the issuance of 13,001 shares of stock to these executives immediately prior to the sale. In conjunction with this issuance of stock the Company will record compensation expense of approximately $2.4 million.